UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ENERGOUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	46-1318953 (I.R.S. Employer Identification No.)

303 Ray Street Pleasanton, California (Address of principal executive offices)	94566 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.00001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-193522.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

The description of Energous Corporation’s (the “Registrant”) common stock, par value $0.00001 per share (the “Common Stock”), required by this Item is contained in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-193522) initially filed with the Securities and Exchange Commission on January 23, 2013, as amended (the “Registration Statement”), under the caption “Description of Capital Stock,” and is incorporated herein by reference. The description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933 that constitutes a part of the Registration Statement shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ENERGOUS CORPORATION

Date: March 26, 2014	By:	/s/ Thomas Iwanski
Name: Thomas Iwanski
Title: Interim Chief Financial Officer